Exhibit 10.14

Orchestra BioMed Holdings, Inc.

Stock Option Grant Notice

(2025 New Hire Inducement Plan)

Orchestra BioMed Holdings, Inc. (the “Company”), pursuant to its 2025 New Hire Inducement (the “Plan”), has granted to you (“Optionholder”) an option to purchase the number of shares of the Common Stock set forth below (the “Option”).  Your Option is subject to all of the terms and conditions as set forth herein and in the Plan and the Stock Option Agreement, all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein, but defined in the Plan or the Stock Option Agreement, shall have the meanings set forth in the Plan or the Stock Option Agreement, as applicable.

Optionholder: _______________________________

Date of Grant: _______________________________

Vesting Commencement Date: _______________________________

Number of Shares of Common Stock Subject to Option: _________________________

Exercise Price (Per Share): _______________________________

Total Exercise Price: _______________________________

Expiration Date: _______________________________

Type of Grant:	Nonstatutory Stock Option

Exercise and

Vesting Schedule:

Subject to the Optionholder’s Continuous Service through each applicable vesting date, the Option will vest as follows:

[__________]. Notwithstanding the foregoing, vesting shall terminate upon the Optionholder’s termination of Continuous Service.

Optionholder Acknowledgements: By your signature below, or by electronic acceptance or authentication in a form authorized by the Company, you understand and agree that:

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The Option is governed by this Stock Option Grant Notice, and the provisions of the Plan and the Stock Option Agreement, all of which are made a part of this document. Unless otherwise provided in the Plan, this Grant Notice and the Stock Option Agreement (together, the “Option Agreement”) may not be modified, amended or revised, except in a writing signed by you and a duly authorized officer of the Company.

•

You consent to receive this Grant Notice, the Stock Option Agreement, the Plan, the prospectus prepared for the Plan (the “Prospectus”) and any other Plan-related documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

•	You have read and are familiar with the provisions of the Plan, the Stock Option Agreement, and the Prospectus. In the event of any conflict between the provisions in this

Grant Notice, the Option Agreement, or the Prospectus and the terms of the Plan, the terms of the Plan shall control.

•

The Option Agreement sets forth the entire understanding between you and the Company regarding the acquisition of Common Stock and supersedes all prior oral and written agreements, promises and/or representations on that subject, with the exception of other equity awards previously granted to you and any

•

written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and you in each case that specifies the terms that should govern this Option.

•

Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method, and any counterpart so delivered, will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Orchestra BioMed Holdings, Inc.	Optionholder:

By:
Signature	Signature

Title:	Date:

Date:

Orchestra BioMed Holdings, Inc.

2025 New Hire Inducement Plan

Stock Option Agreement

As reflected by your Stock Option Grant Notice (“Grant Notice”) Orchestra BioMed Holdings, Inc. (the “Company”) has granted you an option under its 2025 New Hire Inducement Plan (the “Plan”) to purchase a number of shares of Common Stock at the exercise price indicated in your Grant Notice (the “Option”). Capitalized terms not explicitly defined in this Agreement, but defined in the Grant Notice or the Plan, shall have the meanings set forth in the Grant Notice or Plan, as applicable. The terms of your Option as specified in the Grant Notice and this Stock Option Agreement constitute your Option Agreement.

The general terms and conditions applicable to your Option are as follows:

1.Governing Plan Document. Your Option is subject to all the provisions of the Plan. Your Option is further subject to all interpretations, amendments, rules and regulations, which may, from time to time, be promulgated and adopted pursuant to the Plan. In the event of any conflict between the Option Agreement and the provisions of the Plan, the provisions of the Plan shall control.

2.Exercise.

(a)You may generally exercise the vested portion of your Option for whole shares of Common Stock at any time during its term by delivery of payment of the exercise price and applicable withholding taxes and other required documentation to the Plan Administrator in accordance with the exercise procedures established by the Plan Administrator, which may include an electronic submission. Please review the Plan, which may restrict or prohibit your ability to exercise your Option during certain periods.

(b)To the extent permitted by Applicable Law, you may pay your Option exercise price as follows:

(i)cash, check, bank draft or money order;

(ii)subject to Company and/or Committee consent at the time of exercise, pursuant to a “cashless exercise” program as further described in the Plan, if at the time of exercise the Common Stock is publicly traded;

(iii)subject to Company and/or Committee consent at the time of exercise, by delivery of previously owned shares of Common Stock as further described in the Plan; or

(iv)subject to Company and/or Committee consent at the time of exercise, by a “net exercise” arrangement as further described in the Plan.

3.Term. You may not exercise your Option before the commencement of its term or after its term expires. The term of your option commences on the Date of Grant and expires upon the earliest of the following:

(a)immediately upon the termination of your Continuous Service for Cause;

(b)three months after the termination of your Continuous Service for any reason other than Cause, Disability or death;

(c)12 months after the termination of your Continuous Service due to your Disability;

(d)18 months after your death if you die during your Continuous Service;

(e)immediately upon a Corporate Transaction if the Board has determined that the Option will terminate in connection with a Corporate Transaction,

(f)the Expiration Date indicated in your Grant Notice; or

(g)the day before the 10th anniversary of the Date of Grant.

Notwithstanding the foregoing, if you die during the period provided in Section 3(b) or 3(c) above, the term of your Option shall not expire until the earlier of (i) 18 months after your death, (ii) upon any termination of the Option in connection with a Corporate Transaction, (iii) the Expiration Date indicated in your Grant Notice, or (iv) the day before the 10th anniversary of the Date of Grant. Additionally, the Post-Termination Exercise Period of your Option may be extended as provided in the Plan.

4.Withholding Obligations.

(a)Regardless of any action taken by the Company or, if different, the Affiliate to which you provide Continuous Service (the “Service Recipient”) with respect to any income tax, social insurance, payroll tax, fringe benefits tax, payment on account, or other tax-related items associated with the grant, vesting or exercise of the Option or sale of the underlying Common Stock or other tax-related items related to your participation in the Plan and legally applicable to you (the “Tax Liability”), you hereby acknowledge and agree that the Tax Liability is your ultimate responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient. You further acknowledge that the Company and the Service Recipient (i) make no representations or undertakings regarding any Tax Liability in connection with any aspect of this Option, including, but not limited to, the grant, vesting or exercise of the Option, the issuance of Common Stock pursuant to such exercise, the subsequent sale of shares of Common Stock, and the payment of any dividends on the shares; and (ii) do not commit to, and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate your Tax Liability or achieve a particular tax result. Further, if you are subject to Tax Liability in more than one jurisdiction, you acknowledge that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax Liability in more than one jurisdiction.

(b)Prior to any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or the Service Recipient to satisfy all Tax Liability. As further provided in Section 8 of the Plan, you hereby authorize the Company and any applicable Service Recipient to satisfy any applicable withholding obligations with regard to the Tax Liability by one or a combination of the following methods: (i) causing you to pay any portion of the Tax Liability in cash or cash equivalent in a form acceptable to the Company; (ii) withholding from any compensation otherwise payable to you by the Company or the Service Recipient; (iii) withholding from the proceeds of the sale of shares of Common Stock issued upon exercise of the Option (including by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company, or by means of the Company acting as your agent to sell sufficient shares of Common Stock for the proceeds to settle such withholding requirements, on your behalf pursuant to this authorization without further consent); (iv) withholding shares of Common Stock otherwise issuable to you upon the exercise of the Option, provided that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the express prior approval of the Board or the Company’s Compensation Committee; and/or (v) any other method determined by the Company to be in compliance with Applicable Law. Furthermore, you agree to pay the Company or the Service Recipient any amount the Company or the Service Recipient may be required to withhold, collect or pay as a result of your participation in the Plan or that cannot be satisfied by the means previously described. In the event it is determined that the amount of the Tax Liability was greater than the amount withheld by the Company or the Service Recipient, you agree to indemnify and hold the Company and/or the Service Recipient (as applicable) harmless from any failure by the Company or the applicable Service Recipient to withhold the proper amount.

(c)The Company may withhold or account for your Tax Liability by considering statutory withholding amounts or other withholding rates applicable in your jurisdiction(s), including (i) maximum applicable rates in your jurisdiction(s), in which case you may receive a refund of any over-withheld amount in cash (whether from applicable tax authorities or the Company) and you will have no entitlement to the equivalent amount in Common Stock or (ii) minimum or such other applicable rates in your jurisdiction(s), in which case, you may be solely responsible for paying any additional Tax Liability to the applicable tax authorities or to the Company and/or the Service Recipient. If the Tax Liability withholding obligation is satisfied by withholding shares of Common Stock, for tax purposes, you are deemed to have been issued the full number of shares of Common Stock subject to the exercised portion of the Option, notwithstanding that a number of the shares of Common Stock is held back solely for the purpose of paying such Tax Liability.

(d)You acknowledge that you may not be able to exercise your Option, even though the Option is vested, and that the Company shall have no obligation to issue shares of Common Stock, in each case, unless, and until you have fully satisfied any applicable Tax Liability, as determined by the Company. Unless any withholding obligation for the Tax Liability is satisfied, the Company shall have no obligation to deliver to you any Common Stock in respect of the Option.

5.Transferability. Except as otherwise provided in the Plan, your Option is not transferable, except by will or by the applicable laws of descent and distribution, and is exercisable during your life only by you.

6.Corporate Transaction. Your Option is subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on your behalf with respect to any escrow, indemnities and any contingent consideration.

7.No Liability for Taxes. As a condition to accepting the Option, you hereby (a) agree to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from the Option or other Company compensation and (b) acknowledge that you were advised to consult with your own personal tax, financial and other legal advisors regarding the tax consequences of the Option, and have either done so, or knowingly and voluntarily declined to do so. Additionally, you acknowledge that the Option is exempt from Section 409A, only if the exercise price is at least equal to the “fair market value” of the Common Stock on the date of grant as determined by the Internal Revenue Service, and there is no other impermissible deferral of compensation associated with the Option. Additionally, as a condition to accepting the Option, you agree not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that such exercise is less than the “fair market value” of the Common Stock on the date of grant as subsequently determined by the Internal Revenue Service.

8.Obligations; Recoupment. You hereby acknowledge that the grant of your Option is additional consideration for any obligations (whether during or after employment) that you have to the Company not to compete, not to solicit its customers, clients or employees, not to disclose or misuse confidential information or similar obligations. Accordingly, if the Company reasonably determines that you breached such obligations, in addition to any other available remedy, the Company may, to the extent permitted by Applicable Law, recoup any income realized by you with respect to the exercise of your Option within two years of such breach. In addition, to the extent permitted by Applicable Law, this right to recoupment by the Company applies in the event that your employment is terminated for Cause, or if the Company reasonably determines that circumstances existed that it could have terminated your employment for Cause.

9.Severability. If any part of this Option Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Option Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Option Agreement (or part of such a Section) so declared to be unlawful or invalid, will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible, while remaining lawful and valid.

10.Indebtedness to the Company. In the event that you have any loans, draws, advances or any other indebtedness owing to the Company at the time of exercise of all or a portion of the Option, the Company may deduct and not deliver that number of shares of Common Stock with a Fair Market Value subject to the Option equal to such indebtedness to satisfy all or a portion of such indebtedness, to the extent permitted by law and in a manner consistent with Section 409A of the Code, if applicable.

11.Other Documents. You hereby acknowledge receipt of, or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Prospectus. In addition, you acknowledge receipt of the Company’s Trading Policy.

12.Questions. If you have questions regarding these or any other terms and conditions applicable to your Option, including a summary of the applicable federal income tax consequences, please see the Prospectus.

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